Exhibit 5


April 4, 2007

US Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2 Registration Statement, our dated February 15, 2007, relating to the financial statements of Cyberspace Vita, Inc. as of December 31, 2006 and for the period from November 7, 2006 (Date of Inception) through December 31, 2006.


/s/ De Joya Griffith & Company, LLC
_______________________________
De Joya Griffith & Company, LLC

April 4, 2007
Henderson, Nevada



                2580 Anthem Village Drive, Henderson, NV 89052
         Telephone (702) 588-5961  {circle}  Facsimile (702) 588-5979